Exhibit 99.1

       Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                                TPG PARTNERS, L.P.,
                                a Delaware limited partnership

                                  By:  TPG GenPar, L.P.,
                                       a Delaware limited partnership,
                                       General Partner

                                   By:  TPG Advisors, Inc.,
                                        a Delaware corporation,
                                       General Partner


                                            By:  /s/ James J. O'Brien
                                                 James J. O'Brien,
                                                 Vice President



                                TPG PARALLEL I, L.P.,
                                a Delaware limited partnership

                                  By:  TPG GenPar, L.P.,
                                       a Delaware limited partnership,
                                       General Partner

                                   By:  TPG Advisors, Inc.,
                                        a Delaware corporation,
                                       General Partner


                                            By:  /s/ James J. O'Brien
                                                 James J. O'Brien,
                                                 Vice President